Exhibit 3.12

CERTIFICATE OF INCORPORATION

OF

FREEPORT CHILEAN EXPLORATION COMPANY

FIRST: The name of the corporation is FREEPORT CHILEAN EXPLORATION COMPANY.

SECOND: The address of the registered office of the corporation in the state of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the corporation, any or all of which it may pursue in the Republic of Chile and in any other part of the world, are:

(1) To enter into, maintain, operate and carry on the business of mining in all its branches in any part of the world and to quarry, mine, pump, extract, remove and otherwise produce, and to grind, treat, concentrate, refine, dress and otherwise prepare, produce, buy, sell and in every way deal in and with minerals, ores, concentrates and other mineral and chemical substances of all kinds.

(2) To purchase, locate, denounce, lease or otherwise acquire, take, hold and own, and to assign, transfer, lease, exchange, mortgage, pledge, sell or otherwise dispose of and in any manner deal with and contract with reference to, mines, wells, concessions, mining claims, mining rights, mineral lands, mineral leases, mineral rights, royalty rights, water rights, timber lands, timber and timber rights, and real and personal property of every kind, and any interest therein, in the Republic of Chile or in any other country, to prospect, explore, work, exercise, develop, manage, operate and turn the same to account, and to engage in mining, geological, economic, feasibility, development, and other studies in the Republic of Chile or in any other country.

(3) To make, manufacture, treat, process, produce, buy, sell and in every way deal in and with minerals, ores, concentrates and chemicals of every description, organic or inorganic, natural or synthetic, in the form of raw materials, intermediates or finished products and any other related products and substances whatsoever related thereto or of a like or similar nature or which may enter into the manufacture of any of the foregoing or be used in connection therewith, and derivatives and by-products derived from the manufacture thereof and products to be made therefrom and generally without limitation by reference to the foregoing, all other products and substances of every kind, character and description.

(4) To engage in any lawful act or activity, whether or not related to the foregoing, for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Hundred Thousand (100,000) shares of the par value of Ten Dollars ($10) each, amounting in the aggregate to One Million Dollars ($1,000,000), all of which shall be Common Stock.

FIFTH: The name and mailing address of the incorporator is:

Name	Mailing Address
Michael T. Schaffield	200 Park Avenue New York, N.Y. 10166

SIXTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

Name	Mailing Addresses
D.R. Cook	200 Park Avenue New York, N.Y. 10166

P.W. Douglas	200 Park Avenue New York, N.Y. 10166

M.H. Ward	200 Park Avenue New York, N.Y. 10166

SEVENTH: In furtherance, and not in limitation, of the powers conferred by statute, (a) the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation in any manner not inconsistent with the laws of the State of Delaware or the certificate of incorporation of the corporation, subject to the power of the stockholders to alter or repeal the by-laws made by the Board of Directors or to limit or restrict the power of the Board of Directors to make, alter or repeal the by-laws, and (b) the corporation may in its by-laws confer powers and authorities upon its Board of Directors in addition to those conferred upon it by statute.

EIGHTH: Election of directors need not be by ballot unless the by-laws of the corporation shall so provide.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, does hereby make this certificate for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, and does hereby certify that the facts hereinbefore set forth are true and correct and has accordingly hereunto set his hand and seal this 14th day of January, 1982.

/s/ Michael T. Schaffield
Michael T. Schaffield

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STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 14th day of January, 1982, personally came before me, a Notary Public in and for the County and State aforesaid, Michael T. Schaffield, the incorporator who signed the foregoing certificate of incorporation, known to me personally to be such, and he acknowledged the said certificate to be his act and deed, and that the facts stated therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ illegible
Notary Public

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

FREEPORT CHILEAN EXPLORATION COMPANY

Freeport Chilean Exploration Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Freeport Chilean Exploration Company a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the sole stockholder of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article FIRST thereof so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the Corporation is CDE Chilean Mining Corp.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a Special Meeting of the sole stockholder of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares of the corporation’s capital stock as required by statute were voted in favor of the aforementioned amendment to the Certificate of Incorporation of the corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Freeport Chilean Exploration Company has caused this certificate to be signed by Dennis E. Wheeler, its President, and attested by James A. Sabala, its Secretary, this 24th day of January, 1990.

FREEPORT CHILEAN EXPLORATION COMPANY

By:	/s/ Dennis E. Wheeler
Dennis E. Wheeler
President

ATTEST:

/s/ James A. Sabala
James A. Sabala
Secretary

[Seal]

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CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CDE CHILEAN MINING CORP.

CDE Chilean Mining Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of CDE Chilean Mining Corp. a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the sole stockholder of sad corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the proposal to change the name of the Corporation from “CDE Chilean Mining Corp.” to “Coeur South America Corp.” is hereby approved; and

FURTHER RESOLVED, that the Amended Certificate of Incorporation of this Corporation be further amended by changing Article FIRST thereof so that, as amended, said Article shall be and read as follows:

“FIRST: the name of the Corporation is Coeur South America Corp.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a Special Meeting of the sole stockholder of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware, at which meeting the necessary number of shares of the corporation’ capital stock as required by statute were voted in favor of the aforementioned amendment to the Certificate of Incorporation of the Corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, CDE Chilean Mining Corp. has caused this certificate be signed by Dennis E. Wheeler, its President, and attested by Kelli Kast, its Secretary, this 23rd day of October, 2006.

CDE CHILEAN MINING CORP.

By:	/s/ Dennis E. Wheeler
Dennis E. Wheeler President

ATTEST:

/s/ Kelli Kast
Kelli Kast
Secretary

[Seal]

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